N-SAR EXHIBITS

                                                             SUB-ITEM 77D

MFS Government Money Market Fund, a series of MFS Series Trust IV, added disclosure regarding credit risk as described in the prospectus contained in Post-Effective Amendment No. 40 to the Registration Statement (File Nos. 2-54607 and 811-2594), as filed with the Securities and Exchange Commission via EDGAR on December 29, 2003, under Rule 485 of the Securities Act of 1933. Such description is incorporated herein by reference.